EXHIBIT 4.52

                        FIRST NOTE MODIFICATION AGREEMENT

     THIS FIRST NOTE MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of AUGUST 27, 2002, to be effective for all purposes as of September 2, 2002, by and among the following parties (collectively, the "Parties"):

     1. SUELING WANG. ("Lender") and

     2. COLOR IMAGING, INC., a Delaware corporation (hereinafter "Obligor").

                              BACKGROUND STATEMENT

     1. Obligor is indebted to Lender under a promissory note in the maximum principal amount of Five Hundred Thousand Dollars ($500,000) evidenced by the promissory note dated March 14,2002 (the "Note").

     2. The Parties desire to amend the Note to extend the maturity date to March 1, 2005, reduce the interest rate from twelve percent (12%) to six percent (6%), and provide for interest only payments in arrears with monthly principal and interest payments commencing April 1, 2003.

                                    AGREEMENT

     FOR AND IN CONSIDERATION of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

     1. RECITALS; DEFINITIONS. The foregoing recitals are true and correct and are hereby incorporated herein by this reference.

     2. MATURITY DATE. The Note is hereby amended and modified to provide that the Obligor promises to pay the principal sum of the Note in full on March 1, 2005, ("Maturity" or "Maturity Date") subject to the terms of the Note as amended by this Amendment.

     3. INTEREST RATE. The unpaid principal under the Note, as amended hereby, shall bear interest at six percent (6%) per annum from the effective date hereof.

     4. INTEREST ONLY PAYMENTS. Quarterly payments of interest only shall be paid at the end of each calendar quarter through December 31, 2002, and the final interest only payment shall be paid on February 28, 2003.

     5. PRINCIPAL PREPAYMENT. Upon the effective date hereof, Obligor shall make a principal payment of one hundred thousand dollars ($100,000), reducing the outstanding principal balance due under the Note, as amended hereby, to four hundred thousand dollars ($400,000).

     6. PRINCIPAL & INTEREST PAYMENTS. Obligor promises to pay the unpaid principal balance and interest due thereon in twenty-three (23) monthly installments of seventeen thousand seven hundred thirty-five and 67/100 dollars ($17,735.67) each, beginning April 1, 2003 and continuing on the same day of each month thereafter until March 1, 2005, at which time the unpaid principal balance and all accrued but unpaid interest thereon shall be due and payable.

     7. RATIFICATION. All the terms and conditions of the Note, as amended hereby, are hereby ratified, affirmed, and approved.


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     8. NO  NOVATION.  This  Amendment  shall not  constitute  a novation of the indebtedness evidenced by the Note or this Amendment. The terms and provisions of the Note shall remain valid and in full force and effect as hereinabove modified and amended.

     7. NO WAIVER OR IMPLICATION. Nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Note. No action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Note or any portion thereof, or with respect to matters involving security for the Note, if any, or with respect to any other matter relating to the Note, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Note or any matter relating to the Note.

     8. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

     9. REPRESENTATION AND WARRANTY. Obligor represents and warrants to Lender that (a) the Obligor is in existence and in good standing under the laws of the State of Delaware and its respective jurisdictions of organization, (b) the Articles of Incorporation and Bylaws of Obligor have not been amended since September 19, 2001, and (c) the execution and delivery of this Amendment has been authorized by all requisite corporate action by and on behalf of Obligor.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                               COLOR IMAGING, INC., a Delaware corporation



                               /S/ MORRIS E. VAN ASPEREN
                               --------------------------------------------
                               By: Morris E. Van Asperen
                               Its:  Executive Vice President



                               Attest:  /S/ CHIA-AN SHIEH
                                      -------------------------------------
                                       Chia-an Shieh
                               Its:    Assistant Secretary



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